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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 6 to the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 10, 1998, except as to Note 15, which is as of April 15, 1998, relating to the consolidated financial statements of Roundtable Partners L.L.C., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

New York, New York

July 6, 1998